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                                                                    Exhibit 23.1

                    Consent of Crowe, Chizek and Company LLP

                         CONSENT OF INDEPENDANT AUDITORS

We hereby consent to the incorporation by reference in Registration Statements Nos. 333-99821 and 333-45672 on Forms S-8 of Belmont Bancorp. of our report dated February 20, 2003 on the consolidated financial statements of Belmont Bancorp. as of December 31, 2002 and 2001 and for each of the three years ended December 31, 2002; which report is included in this Annual Report on Form 10-K.



                                           /s/ Crowe, Chizek and Company LLP
                                           ---------------------------------
                                           Crowe, Chizek and Company LLP

Columbus, Ohio
March 26, 2003